    Exhibit 21    LIST OF SUBSIDIARIES

1957285 Ontario Inc.
2089729 Ontario, Inc.
2248848 Ontario Inc.
3065619 Nova Scotia Company
3257959 Nova Scotia Company
896988 Ontario Limited
9279-3280 Quebec Inc.
Accupath Diagnostic Laboratories, Inc.
Beacon Laboratory Benefit Solutions, Inc.
BeaconLBS IPA, Inc.
CannAmm GP Inc.
CannAmm Limited Partnership
Center for Disease Detection, LLC
Centrex Clinical Laboratories, Inc.
Clearstone Central Laboratories (U.S.) Inc.
Clearstone Holdings (International) Ltd.
Colorado Coagulation Consultants, Inc.
Colorado Laboratory Services, LLC
Correlagen Diagnostics, Inc.
Curalab Inc.
Cytometry Associates, Inc.
Czura Thornton (Hong Kong) Limited
DCL Acquisition, Inc.
DCL Medical Laboratories, LLC (DE)
DCL Sub LLC
Diagnostic Services, Inc.
DIANON Systems, Inc.
DL Holdings Limited Partnership
Dynacare - Gamma Laboratory Partnership (Gamma – Dynacare Medical Laboratories)
Dynacare Company
Dynacare G.P. Inc.
Dynacare Holdco LLC
Dynacare Laboratories Inc.
Dynacare Laboratories Arizona Inc.
Dynacare Laboratories Limited Partnership
Dynacare Northwest Inc.
Dynacare Southwest Laboratories Inc.
Dynacare Realty Inc.
DynaLIFEDx Infrastructure Inc.
Endocrine Sciences, Inc.
Esoterix Colorado Pathology Practice Group, P.C.
Esoterix Genetic Counseling, LLC
Esoterix Genetic Laboratories, LLC
Esoterix, Inc.
Execmed Health Services Inc.
FirstSource Laboratory Solutions, Inc.
Gamma - Dynacare Central Medical Laboratories GP Inc.
Gamma - Dynacare Central Medical Laboratory Limited Partnership
GDML Medical Laboratories Inc.
HEALTH TRANS SERVICES INC.
HHLA Lab-In-An-Envelope, LLC
Home Healthcare Laboratory of America, LLC
IDX Pathology, Inc.
Impact Genetics, Inc.
La Jolla Management, Inc.
Lab Delivery Service of New York City, Inc.

LabCorp Belgium Holdings, Inc.
LabCorp BV
LabCorp Central Laboratories (Canada) Inc.
LabCorp Central Laboratories (China) Inc.
LabCorp Development Company
LabCorp Employer Services, Inc.
LabCorp Health System Diagnostics, LLC
LabCorp Japan, G.K.
Labcorp Kansas, Inc.
LabCorp Michigan, Inc.
LabCorp Nebraska, Inc.
LabCorp Neon Ltd.
Labcorp Neon Luxembourg Sarl
LabCorp Neon Switzerland S.à r.l.
Labcorp Oklahoma, Inc.
LabCorp Specialty Testing Billing Service, Inc.
LabCorp Specialty Testing Group, Inc.
LabCorp Staffing Solutions, Inc.
LabCorp Tennessee, LLC
LabCorp UK Holdings, Ltd.
Laboratoire Bio-Medic Inc.
Laboratory Corporation of America
Laboratory Corporation of America Holdings
LabWest, Inc.
LipoScience, Inc.
Litholink Corporation
Medical Neurogenetics, LLC
Medtox Diagnostics, Inc.
Medtox Laboratories, Inc.
MEDTOX Scientific, Inc.
Monogram Biosciences, Inc.
National Genetics Institute
New Brighton Business Center LLC
New Imaging Diagnostics, LLC
New Molecular Diagnostics Ventures LLC
NWT Inc.
Omniseq, Inc.
Ovuline, Inc.
PA Labs, Inc.
Path Lab Incorporated
Pathology Associates Medical Lab, LLC
Personal Genome Diagnostics Inc.
Persys Technology Inc.
Pixel by LabCorp
Princeton Diagnostic Laboratories of America, Inc.
Protedyne Corporation
Saint Joseph-PAML, LLC
Sequenom Center for Molecular Medicine, LLC
Sequenom, Inc.
SW/DL LLC
Tandem Labs Inc.
The LabCorp Charitable Foundation
Viro-Med Laboratories, Inc.
Visiun Inc.
Yakima Medical Arts, Inc.

Labcorp Drug Development Inc. Operating Entities
Covance Genomics Laboratory LLC
Fairfax Storage Limited
Hazpen Trustees Ltd.
Labcorp Bedford LLC
Labcorp Bioanalytical Services LLC
Labcorp Central Laboratory Services Limited Partnership
Labcorp Central Laboratory Services S.à r.l.
Labcorp Clinical Development Limited
Labcorp Clinical Development Ltd.
Labcorp Development (Asia) Pte. Ltd.
Labcorp Development Inc.
Labcorp Early Development India Private Limited
Labcorp Early Development Laboratories Inc.
Labcorp Early Development Laboratories Limited
Labcorp Early Development Services GmbH
Labcorp Hong Kong Holdings Limited
Labcorp International Holdings B.V.
Labcorp International Holdings Limited
Labcorp Laboratories India Private Limited
Labcorp Laboratories Japan GK
Labcorp Laboratories S.L.
Labcorp Laboratories SASU
Labcorp Laboratories Sdn. Bhd.
Labcorp Laboratories sp. z o.o.
Labcorp Laboratories YH
Labcorp Luxembourg Sarl
Labcorp Pharmaceutical Research and Development (Shanghai) Co., Ltd.
Labcorp Pharmaceutical Research & Development (Shanghai) Co., Ltd. - Beijing Branch
Labcorp Pharmaceutical Research & Development (Shanghai) Co., Ltd. = Dalian Branch
Labcorp Pharmaceutical Research and Development (Shanghai) Co., Ltd. Guangzhou Branch
Labcorp Pharmaceutical Research and Development (Suzhou) Co., Ltd.
Labcorp UK Holdings, Ltd. - Bulgarian Branch
Labcorp UK Limited
LSR Pension Scheme Limited

Labcorp Drug Development Inc. Inactive Entities
Covance NPA Inc.
Labcorp Global Specimen Solutions Inc.